EXHIBIT 4.23

                              Dated 30 January 2002
                              ---------------------




                             HK WEAVER GROUP LIMITED
                                       and
                        THE ASHTON TECHNOLOGY GROUP, INC.






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                                 NOTE INSTRUMENT
           constituting HK$23,400,000.00 of convertible bond issued by
                             HK WEAVER GROUP LIMITED

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

                                    CONTENTS
                                    --------

CLAUSES                                                                    PAGES
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 1.       INTERPRETATION.....................................................  1
 2.       MATURITY...........................................................  3
 3.       CONDITIONS.........................................................  3
 4.       STATUS AND TRANSFER................................................  3
 5.       CONVERSION.........................................................  4
 6.       COMPULSORY CONVERSION..............................................  4
 7.       PROCEDURE FOR CONVERSION...........................................  5
 8.       NUMBER OF CONVERSION SHARES .......................................  5
 9.       REDEMPTION.........................................................  5
 10.      LOCK UP............................................................  5
 11.      EVENTS OF DEFAULT..................................................  5
 12.      REPLACEMENT NOTE...................................................  6
 13.      REPRESENTATIONS AND WARRANTIES.....................................  7
 14.      NOTICES............................................................  9
 15.      AMENDMENT..........................................................  9
 16.      APPOINTMENT OF SERVICE AGENT ......................................  9
 17.      GOVERNING LAW AND JURISDICTION .................................... 10


SCHEDULE 1     CONVERSION NOTICE............................................. 11
SCHEDULE 2     REDEMPTION NOTICE............................................. 12
SCHEDULE 3     FORM OF TRANSFER.............................................. 13
SCHEDULE 4     FORM OF NOTE CERTIFICATE ..................................... 14

THIS INSTRUMENT is dated the 30th day of January 2002 PARTIES:

l. HK WEAVER GROUP LIMITED, a company incorporated in the British Virgin Islands whose registered address is situated at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the "Company"); and

2. THE ASHTON TECHNOLOGY GROUP, INC., a company incorporated in Delaware, United States of America and having its principal office at 11 Penn Center, 1835 Market Street, Suite 420, Philadelphia, PA 19103, U.S.A. ("ATG").

INTRODUCTION:

(A) The Group is principally engaged in the development, selling of software products and services to the financial markets in Hong Kong and Asia Pacific countries (the "Principal Business").

(B) The Company and ATG had entered into a Sale and Purchase Agreement on the even date whereas the Company agrees to purchase from and ATG agrees to sell their KAA Shares in to the Purchaser for a total consideration of HK$23,400,000.00 ("Agreement").

(C) Pursuant to Clause 2 of the Agreement, the Company has agreed to issue HK$23,400,000.00 zero-coupon convertible bond on the terms provided for in this Note in satisfaction of the consideration payable to ATG for the KAA Shares.

IT IS AGREED THAT:

1.      INTERPRETATION
        --------------

1.1 In this Note, the words and expressions set out below shall have the meanings attributed to them below unless the context otherwise requires:

        "BUSINESS  DAY"        a day  (excluding  Saturday or Sunday) on which
                               banks in Hong Kong are open for business;

        "COMPANY"              HK Weaver Group Limited, a company incorporated
                               in the British Virgin  Islands or upon  Listing
                               a company  incorporated  in the Bermuda which is
                               tentatively   known   as  Weaver   International
                               Holdings Limited (subject to approval), which securities are to be listed on the GEM of the Stock Exchange;

        "COMPANIES"            members of the Group;

        "CONDITIONS"           the terms and conditions contained in this Note;

        "CONVERSION NOTICE"    a  conversion  notice  in  the  form attached as
                               Schedule 1;

        "CONVERSION  PERIOD"   the period from the date of approval for listing
                               on the GEM obtained from the Stock Exchange to five (5) business days before the Listing of the Company's shares on the GEM;

        "CONVERSION  RIGHTS"   the rights pursuant to Clause 5 attached to each
                               Note to convert the principal amount into Shares;

        "CONVERSION  SHARES"   the Shares to be issued by the Company pursuant
                               to the Conditions, upon conversion of a Note;

        "GEM"                  the Growth Enterprise Market;

        "GEM LISTING RULES"    the rules governing the listing of securities on
                               the GEM of the Stock Exchange;

        "GROUP" the Company and its Subsidiaries from time to time;

        "HK$"                  Hong Kong dollars;

        "HONG KONG"            the  Hong Kong Special  Administrative Region of
                               the People's Republic of China;

        "IPO PRICE"            The  offer/placing  price  of  the Shares at the
                               Listing of the Company on the GEM.

        "KAA SHARES"           the  47,000,000  fully-paid  ordinary  shares in
                               the  issued share  capital of Kingsway  ATG Asia
                               Limited  legally and  beneficially owned by ATG;

        "LISTING"              the listing of the Shares on the GEM of the
                               Stock Exchange;

        "MATURITY DATE"        the first anniversary from the date of this Note;

        "NOTE" the HK$23,400,000.00 zero-coupon convertible bond issued pursuant to this Note;

        "NOTEHOLDER"           any person who is for the time being the holder
                               of the Note;

        "REDEMPTION NOTICE"    a redemption notice in the form attached in
                               Schedule 2;

        "SHARES" the ordinary shares of US$0.10 each in the share capital of the Company existing on the date of this Note or upon the Listing, ordinary shares of HK$0.01 each in the share capital of WIHL;

        "SHAREHOLDERS"         holders of Shares from time to time;

        "STOCK EXCHANGE"       The Stock Exchange of Hong Kong Limited;

        "SUBSIDIARY"           the  meaning  ascribed thereto under  section  2
                               of the Companies Ordinance (Chapter 32 of the Laws of Hong

                               Kong) and shall also be construed
                               according to such section;

        "TRANSFER FORM"        a transfer form in the form attached as Schedule
                               3;

        "WIHL" Weaver International Holdings Limited (tentative name and subject to approval), a company to be incorporated in Bermuda and to be listed on GEM.

1.2 The expressions "Company" and "Noteholder" shall where the context permits include their respective successors and permitted assigns and any persons deriving title under them.

1.3 In this Note, unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender or the neuter include both genders and the neuter. References to this Note shall be construed as references to this Note as amended or supplemented from time to time. Headings are inserted for reference only and shall be ignored in construing this Note.

2.      MATURITY
        --------

        Subject as provided herein, the outstanding principal amount of the Note together with such additional amounts as may be payable under the Conditions shall, unless previously converted into Shares be discharged subject to and in accordance with the terms of the Note on the Maturity Date. The Note may not be repaid or otherwise redeemed otherwise than in accordance with these Conditions.

3.      CONDITIONS
        ----------

3.1 This Note shall be conditional upon (i) all necessary consents, authorisations and approvals of and all necessary registrations and filings with any governmental or regulatory agency or body (if any) required for and in connection with this Note and the performance of the terms hereof have been obtained or made and (ii) the approval of the execution of the Note by the directors of the Company.

3.2 If the Condition set out in Clause 3.1 has not been fulfilled on or before March 15, 2002 (or such later date as the parties hereto may agree) then all rights and obligations of the parties hereunder shall cease and determine, save and except pursuant to this Clause, Clauses 12, 14 and 15 which provisions shall remain in full force and effect, and neither party shall have any claim against the others save for claims (if any) in respect of such continuing provisions or any antecedent breach hereof.

4.      STATUS AND TRANSFER
        -------------------

4.1 The obligations of the Company arising under the Note constitute general, unsecured obligations of the Company and rank equally among themselves and pari passu with all other present and future unsecured and unsubordinated obligations of the Company except for obligations accorded preference by mandatory provisions of applicable law. No application will be made for a listing of the Note.

4.2 The Note is transferable in whole and not in part to any wholly-owned Subsidiaries of the Noteholder subject to prior notification to the Company but not to any third parties.

4.3 Any assignment or transfer of the Note shall be in respect of the whole and not in part of the outstanding principal amount of the Note. Title to the Note passes only upon the cancellation of the existing certificate and the issue of a new certificate in accordance with Clause
        4.4. The Noteholder will (except as otherwise required by law) be treated as the absolute owner of the Note for all purposes (whether or not overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the certificates issued in respect of them) and no person will be liable for so treating the Noteholder.

4.4 A Note may be transferred by delivery to the Company of a duly executed Transfer Form together with the certificate for the Note being transferred. The Company shall, within five (5) Business Days of receipt of such documents from the Noteholder, cancel the existing Note, issue a new Note and certificate in respect thereof under the seal of the Company in favour of the transferee or assignee as applicable.

4.5 Any legal and other costs and expenses which may be incurred by the Company in connection with any transfer or assignment of the Note or any request thereof shall be borne by the transferor.

5.      CONVERSION
        ----------

5.1 Subject to Clause 6, the Noteholder shall have the right, exercisable in the manner provided in Clause 7.1, to convert the whole of the outstanding principal amount of the Note held by the Noteholder into such number of Shares as will be determined in accordance with Clause 8.1.

5.2 No fraction of a Share shall be issued on conversion and in lieu thereof.

5.3 Shares issued upon conversion shall rank pari passu in all respects with all other existing Shares outstanding at the Conversion Date and all Conversion Shares shall include rights to participate in all dividends and other distributions the record date of which falls on or after the Conversion Date.

5.4 The Note which is converted in accordance with these Conditions will forthwith be cancelled and may not be reissued.

5.5 For the avoidance of doubt, no further moneys shall, in respect of a particular conversion of the Note, be payable by a Noteholder on exercise of its Conversion Rights and on issue of the Conversion Shares.

6.      COMPLUSORY CONVERSION
        ---------------------

6.1 In case the Noteholder did not exercise their Conversion Rights after the expiry of the Conversion Period, the Company may, in writing, require the Noteholder to convert the whole of their Note into the Shares of the Company immediately before the Listing of the Shares of the Company on the GEM.

6.2 If the Noteholder fails or refuses to convert the whole of the outstanding principal amount of the Note held by the Noteholder into such number of Shares as will be determined in accordance with Clause
        8.1 as required under Clause 6.1, the Company shall have the absolute right to cancel the whole of the outstanding principal amount of the Note by allotting and issuing such number of Shares as will be determined in accordance with Clause 8.1.

7.      PROCEDURE FOR CONVERSION
        ------------------------

7.1 The Conversion Rights pursuant to Clause 5.1 may, subject as provided herein, be exercised on any business day falling within the Conversion Period by the Noteholder ("Conversion Date"), together with the certificate for the Note being converted. The Noteholder shall send a copy of the Conversion Notice to the Company by facsimile and dispatch the original Conversion Notice to the Company by courier on the Conversion Date. Once delivered, a Conversion Notice shall be irrevocable and take effect immediately upon the Conversion Date. If a Conversion Notice is not duly completed or is inaccurate, the Company may reject the same and any intended conversion shall not be treated as taking effect until a duly completed and accurate Conversion Notice is received by the Company.

7.2 The Shares arising on conversion shall be allotted and issued by the Company, credited as fully paid, to the Noteholder or as it may direct within five (5) Business Days after, but with effect from, the Conversion Date and certificates for the Shares to which the Noteholder shall become entitled in consequence of such conversion shall be available for collection from the Company's address specified in Clause 14.

8.      NUMBER OF CONVERSION SHARES
        ---------------------------

8.1 The number of Conversion Shares to be allotted and issued by the Company to the Noteholder upon Conversion shall equal to the total principal amount of the Note divided by the IPO Price.

9.      REDEMPTION
        ----------

9.1 If the Shares are not listed on the Stock Exchange on or before the Maturity Date or any of the events specified in Clause 11.1 occurs, the Noteholder shall have the right at any time thereafter to demand for the redemption of the Note by writing to the Company and surrender the original Note Certificate to the Company.

9.2 Upon receipt of the demand for redemption pursuant to Clause 9.1, the Company shall return the KAA Shares to the Noteholder. The return of the KAA Shares to the Noteholder is a complete and absolute discharge of all the obligations fall on the Company under this Note and liabilities due to the Noteholder.

10.     LOCKUP
        ------

10.1    Subject to the Listing  having  occurred,  upon issue of the  Conversion
        Shares by the Company to the Noteholder, the Noteholder agrees and undertakes (the "Lock Up") not to sell, dispose or create any liens, charges, pledges, options, contracts, pre-emption rights, third party rights and requisite encumbrances of whatsoever nature (except for those which are permitted under the GEM Listing Rules) for a period of 18 months from the date of issue of the Conversion Shares unless the Company and the Noteholder otherwise agree in writing.

11.     EVENTS OF DEFAULT
        -----------------

11.1 Before the Listing of the Shares on GEM, if any of the events ("Events of Default") specified below occurs, the Noteholder may exercise its rights pursuant to Clause 9. The relevant Events of Default are:

        (a) a resolution is passed or an order of a court of competent jurisdiction is made that any of the Companies be wound up or dissolved otherwise than for the purposes of or pursuant to and followed by a consolidation, amalgamation, merger or reconstruction;

        (b) an encumbrancer takes possession or a receiver is appointed over the whole or a material part of the assets or undertaking of any of the Companies and such possession or appointment is not terminated within sixty (60) days after written request by the Noteholder;

        (c) a distress, execution or seizure order before judgment is levied or enforced upon or sued out against the whole or a material part of the property of any of the Companies and is not discharged within sixty (60) days thereof;

        (d) proceedings shall have been initiated against any of the Companies under any applicable bankruptcy, reorganisation or insolvency law and such proceedings shall not have been discharged or stayed within a period of sixty (60) days;

        (e) any of the Companies defaults in performance or observance or compliance with any of its obligations set out herein which default is incapable of remedy or, if capable of remedy, is not remedied within seven (7) days after notice of such default shall have been given to such company by such Noteholder;

        (f) (i) any borrowings of the Companies from any bank, financial institution or any other party whatsoever are not paid when due, or as the case may be, within any applicable grace period; or

                (ii) any of the Companies fails to pay when due or expressed to be due any amounts payable or expressed to be payable by it under any present or future guarantee for any moneys borrowed from or raised through any bank, financial institution or any other party whatsoever;

        (g) any of the Companies becomes insolvent or is unable to pay its debts as they mature or applies for or consents to or suffers the appointment of any administrator, liquidator or receiver of any of the Companies or the whole or any material part of the undertaking, property, assets or revenues of any of the Companies;

        (h) a moratorium is agreed or declared in respect of any indebtedness of any of the Companies or any governmental authority or agency condemns, seizes, compulsorily purchases or expropriates all or any material part of the assets of any of the Companies;

        (i) any event occurs which has an analogous effect to any of the events referred to in paragraphs (a) to (h) above.

11.2 The Company shall forthwith on becoming aware of any such Event of Default give notice in writing thereof to the Noteholder.

12.     REPLACEMENT NOTE
        ----------------

12.1 If this certificate for the Note is lost or mutilated the Noteholder shall forthwith notify the Company and a replacement certificate for the Note shall be issued if the Noteholder provides the Company with:

        (a)     the mutilated certificate for the Note;

        (b) a declaration by the Noteholder or its officer that the Note had been lost or mutilated (as the case may be) or other evidence that the certificate for the Note had been lost or mutilated; and

        (c) an appropriate indemnity in such form and content as the Company may reasonably require. Any certificate for the Note replaced in accordance with this Clause shall forthwith be cancelled. All reasonable administrative costs and expenses associated with the preparation, issue and delivery of a replacement certificate for the Note shall be borne by the Noteholder.

13.      REPRESENTATIONS AND WARRANTIES
         ------------------------------

13.1 The information relating to the Companies contained in this Note is true, accurate and complete in all material respects and is not misleading in any respect for any reason whatsoever.

13.2 The books and records of each of the Companies have been brought up-to-date and are in compliance with all the requirements of the laws of the country of its incorporation and in accordance with any powers or directions issued thereunder by the authorities of the country of its incorporation, and all returns, particulars, resolutions or other documents required to be delivered by it to the relevant authorities of the country of incorporation have been duly delivered, filed or registered in proper form and compliance has otherwise been made in all materials respects with all legal and procedural requirements and other formalities in connection with it, its directors, other officers and its employees.

13.3 All resolutions passed whether by the directors or members of each of the Companies have been duly and accurately recorded in the respective minute books thereof and there are no resolutions whatsoever which have not been so recorded.

13.4 There has been no breach by any of the Companies or any of their respective officers and directors (in his capacity as such) of any legislation or regulation affecting it or its business.

13.5 All title deeds relating to the assets of each of the Companies, and an executed copy of all agreements to which any of the Companies is a party, and the original copies of all other documents which are owned by or which ought to be in the possession of any of the Companies are in its possession.

13.6 No one is entitled to receive from any of the Companies any fee, brokerage or other commission in connection with the transactions contemplated or done pursuant to this Note.

13.7 Except with the sole purpose of obtaining the approval for Listing, there are not pending, or in existence, any investigations or enquiries by, or on behalf of, any government or other body in respect of the affairs of any of the Companies.

13.8 Each of the Companies has not repaid or agreed to repay nor redeemed nor agreed to redeem its share capital, nor capitalization nor agreed to capitalize in the form of redeemable equity interests or shares or debentures, any profits or reserves of any class or description.

13.9 Each of the Companies has not entered into any mortgage, charge, pledge, lien or other form of security, equity, encumbrance on, over or affecting the whole or any part of its undertaking, property or assets or any agreement, arrangement or commitment to give or create any of the foregoing except for the purpose of securing banking facilities used by it negotiated on an arm's length basis and on normal commercial terms.

13.10 Having regard to existing bank and other facilities, the Companies have sufficient working capital for the purposes of continuing to carry on its/their business(es) in its or their present form and at its/their present level of turnover for a period of 12 months after the date of this Note and for the purposes of executing, carrying out and fulfilling, in accordance with their terms, all orders, projects and contractual obligations which are binding upon each of the Companies and remain outstanding thereafter.

13.11 None of the Companies is engaged in any litigation, enforcement or attachment proceedings or arbitration or other legal proceedings as plaintiff of defendant before any court or tribunal in Hong Kong or elsewhere; there are no proceedings pending or threatened either by or against any of the Companies; and there are no circumstances which are likely to give rise to any such litigation, arbitration or other proceedings.

13.12 None of the Companies and their respective officers, agents or employees (during the course of their duties) has committed or omitted to do any act or thing the commission or omission of which is or could be in contravention of any ordinance, act, order, legislation, decree, law, regulation or the like in Hong Kong or elsewhere giving rise to any fine, penalty, default proceedings or other liability on the part of any of the Companies.

13.13 Each of the Companies has obtained all necessary licences and consents from any person, authority or body in any part of the world for the proper carrying on of its business and all the licences and consents are valid and subsisting and the Companies are not aware of any circumstances which will lead to a revocation of such licences and consents.

13.14 Each of the Companies owns absolutely and had good and marketable title to, all the assets (other than those disposed of in its ordinary course of business).

13.15 The terms of all leases, tenancies, licenses, concessions, management or other agreements to which any of the Companies is a party have been duly complied with in all respects by all the parties thereto.

13.16 No such lease, tenancy. license, concession or agreement will become subject to avoidance, revocation or be otherwise affected solely upon or in consequence of the entering into or implementation of this Note, or any matter contemplated by this Note.

13.17 The Company has full power to enter into and perform its obligation under this Note and has complied with all statutory or other requirements relative thereto and has obtained all necessary governmental or other consents and authorizations.

13.18 Each of the Companies is a company duly incorporated and validly existing under the laws of the place of its incorporation and has power to own, lease and operate all of its property and to carry on its business as it is now being conducted.

13.19 All issued shares in each of the Companies are duly authorized, validly issued and fully paid and none of such shares has been issued in violation of the pre-emptive rights or any shareholders of such company or the terms of any agreement by which such company or its shareholders were or are bound.

14.     NOTICES
        -------

14.1 Subject to Clause 8.1, any notice required to be given under this Note shall be deemed duly served if served by hand delivery or by facsimile transmission to the addresses provided below. Any such notice shall be deemed to be served at the time when left at the address of the party to be served or, if served by facsimile transmission, when sent. In proving service it shall be sufficient, in the case of service by facsimile transmission, to prove that the transmission was confirmed as sent by the originating machine. To Noteholder - to its address as recorded in the register of Note to be maintained by the Company. To the Company:
        Address: Room 501, 5th Floor,  Admiralty Tower II, Queensway,  Hong Kong
        Fax: (852) 3101 0210 Attn: Mr. Richard Yin

15.     AMENDMENT
        ---------

        The terms and conditions of this Note may be amended by agreement in writing between the Company and the Noteholder. Save as may be required by law or regulatory or other authority to keep confidential and not reveal to any person, firm or company (other than persons within the Group who need to know and professional advisers) the existence or the terms of this Note, or the transactions contemplated under this Note.

16.     APPOINTMENT OF SERVICE AGENT
        ----------------------------

16.1 The Company hereby irrevocably appoints Mr. Richard Yin (the "Company Agent") of Room 501, 5th Floor, Admiralty Tower II, Queensway, Hong Kong as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. Such service shall be made to the attention of Mr. Richard Yin. The Company agrees that any such legal process shall be sufficiently served on it if delivered to the Company Agent for service as its address for the time being in Hong Kong. In the event that the Company Agent cannot continue to act as such agent for the Company for any reason the Company shall forthwith appoint another agent in Hong Kong for the same purposes and notify such appointment to the other parties to this Agreement. Until such time as the Company has so appointed a new agent and notified to the other parties to this Agreement accordingly, the other parties to this Agreement shall be entitled to serve on the Company any writ, summons, order, judgment or other notice of legal process in Hong Kong on the Company's agent then on record.

16.2 The Noteholder hereby irrevocably appoints Hardy Chan (the "Noteholder Agent") of Kingsway ATG Asia Ltd. as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. Such service shall be made to the attention of Hardy Chan. The Noteholder agrees that any such legal process shall be sufficiently served on it if delivered to the Noteholder Agent for service as its address for the time being in Hong Kong. In the event that the Noteholder Agent cannot continue to act as such agent for the Noteholder for any reason the Noteholder shall forthwith appoint another agent in Hong Kong for the same purposes and notify such appointment to the other parties to this Agreement. Until such time as the Noteholder has so appointed a new agent and notified to the other parties to this Agreement accordingly, the other parties to this Agreement shall be entitled to serve on the Noteholder any writ, summons, order, judgment or other notice of legal process in Hong Kong on the Noteholder's agent then on record.

17.     GOVERNING LAW AND JURISDICTION

17.1 This Note is governed by and shall be construed in accordance with Hong Kong law and the parties submit to the jurisdiction of the Hong Kong Courts.


SIGNED, SEALED and DELIVERED by  )
                                 )
For and on behalf of             )
HK WEAVER GROUP LIMITED          )
In the presence of               )

/s/James M. Connolly                     /s/Richard Yin



SIGNED, SEALED and DELIVERED by  )
                                 )
For and on behalf of             )
THE ASHTON TECHNOLOGY GROUP, INC.)
In the presence of               )

/s/James M. Connolly                     /s/William W. Uchimoto

                                   SCHEDULE 1
                                   ----------

                                CONVERSION NOTICE
                                -----------------

The undersigned hereby irrevocably requires the Company to convert all of the Note specified below into Shares in accordance with the Conditions and the terms below.

Principal amount of the Note:        HK$23,400,000.00

Applicable Conversion Price:
                          (to be confirmed by the Company in accordance with the Conditions)

Name in which Shares to be registered:

Address of registered shareholder:


Signature of Noteholder:


Name of Noteholder:

Address of Noteholder:

Delivery Instructions:    Name:

                          Address:




Note: The Conversion Date shall be any day during the term of this Note, in any event before two (2) business days of the date of Listing.

        Defined terms used in this Notice have the same meaning as given to them in the Instrument issued by the Company dated 30 January 2002.

                                   SCHEDULE 2
                                   ----------

                                REDEMPTION NOTICE
                                -----------------

The undersigned hereby irrevocably requires the Company to redeem all of the Note specified below in accordance with the Conditions and the terms below.

Principal amount of the Note:  HK$23,400,000.00

Principal Amount of Note to be Redeemed:  HK$23,400,000.00



---------------------------
Signature of Noteholder:
Name:
Title:

Name of Noteholder:
Address of Noteholder:


Note: Defined terms used in this Notice have the same meaning as given to them in the Instrument issued by the Company dated 30 January 2002.

                                   SCHEDULE 3
                                   ----------

                                FORM OF TRANSFER
                                ----------------


FOR VALUE RECEIVED the undersigned hereby transfers to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPE NAME AND ADDRESS OF TRANSFEREE)

HK$23,400,000.00 principal amount of the Note in respect of which this Certificate is issued, and all rights in respect thereof and irrevocably request the Company to transfer the aforesaid principal amount of the Note on the Company's books maintained in respect thereof.



Confirmed by:



---------------------------------             ---------------------------------
Transferor's authorised signature             Transferee's authorised signature
Name:                                         Name:
Title                                         Title

Note:

1. A representative of the Noteholder should state the capacity in which he signs (e.g. executor)

2. The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatories supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Company may require.

3. In the case of joint holders, all joint holders must sign this transfer form.

4. The signatory to this transfer must correspond to the name as it appears on the face of the attached Note.

                                   SCHEDULE 4

                            FORM OF BOND CERTIFICATE

                             HK WEAVER GROUP LIMITED
       (Incorporated in the British Virgin Islands with limited liability)


                        HK$23,400,000.00 CONVERTIBLE BOND

THIS IS TO CERTIFY that the Company will return to The Ashton Technology Group, Inc. of 11 Penn Center, 1835 Market Street, Suite 420, Philadelphia, PA 19103, U.S.A. being the holder (the "Noteholder") of this Note, on the Maturity Date, the 47,000,000 fully paid ordinary shares in Kingsway ATG Asia Limited in accordance with the Conditions (as defined in the instrument). This Note is issued with the benefit of and subject to the Conditions which are binding on the Company and the Noteholder.

GIVEN under the Seal of the Company on 30 January 2002.


----------------------------
Director


Note: This Note cannot be transferred to bearer on delivery and is transferable only to the extent permitted by Condition 4 as set out in the Instrument. This Note must be delivered to the Secretary of the Company for cancellation and reissue of an appropriate certificate in the event of any such transfer.